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                                                                     EXHIBIT 5.1

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]




                                                                February 3, 2004

Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, Michigan 48167


                           Re:      Hayes Lemmerz International, Inc.
                                    Registration Statement on Form S-3
                                    (File No. 333-110514)

Ladies and Gentlemen:

                  We have acted as special counsel to Hayes Lemmerz International, Inc., a Delaware corporation (the "Company"), in connection with the sale by the Company of up to 7,073,017 shares (including 1,620,000 shares subject to an over-allotment option) (the "Primary Shares"), and the sale by the selling stockholder named in the Registration Statement (as defined below) (the "Selling Stockholder") of up to 5,346,983 shares (the "Secondary Shares") of the Company's common stock, par value $.01 per share (the "Common Stock").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (Registration Statement No. 333-110514), as filed with the Securities and Exchange Commission (the "Commission") on November 14, 2003 and amended by amendment No. 1 thereto as filed with the Commission on December 22, 2003 and amendment No. 2 thereto as filed with the Commission on January 20, 2004 and amendment No. 3 thereto as filed with the Commission on January 23, 2004 and amendment No. 4 thereto as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, the Selling Stockholder and Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Lazard Freres & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) a

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Hayes Lemmerz International, Inc.
February 3, 2004
Page 2


specimen certificate representing the Common Stock; (iv) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (v) the By-Laws of the Company, as amended to date and currently in effect; (vi) certain resolutions of the board of directors of the Company relating to the issuance and sale of the Primary Shares and related matters; (vii) certain resolutions of the board of directors of the Company relating to the original issuance of the Secondary Shares and related matters; and (viii) a copy of the stock certificate representing the Secondary Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, by all parties thereto other than the Company, and the execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.



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Hayes Lemmerz International, Inc.
February 3, 2004
Page 3


                  We do not express any opinion as to the laws of any other jurisdiction other than Delaware corporate law.

                  Based upon and subject to the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. When the Primary Shares have been issued and delivered to and paid for by the Underwriters as disclosed in the Registration Statement, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

                  2. The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP